Exhibit 99.1

Circuit City Credit Card Master Trust

Excess Spread Analysis - August 2005

Series	2003-2 *
Deal Size	$500 MM
Expected Maturity	04/17/06

Yield	19.12%
Less: Coupon	5.24%
Servicing Fee	1.17%
Net Credit Losses	6.11%
Excess Spread:
August-05	6.60%
July-05	6.67%
June-05	8.06%
Three month Average Excess Spread	7.11%

Delinquency:
30 to 59 days	1.88%
60 to 89 days	1.21%
90 + days	2.31%
Total	5.40%

Principal Payment Rate	11.36%

*	Results are skewed due to the calculation methodology during the controlled accumulation period.